U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

SEPTEMBER 23, 2010
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD,
COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on September 23, 2010.  Of the 3,238,891 Shares entitled to vote, 2,807,749 were represented either in person or by proxy.  Six Directors were elected to serve until the next Annual Meeting of Shareholders.  The amendment to our 2006 Stock Compensation Plan increasing the authorized number of shares of common stock from 400,000 to 800,000 (the “2006 Stock Compensation Plan Amendment Proposal”) was approved.   The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2011(the “Ratification of Auditors Proposal”) was approved.

The six directors elected were:

	FOR	WITHHELD	BROKER NON-VOTES
Michael T. Brooks	2,169,407	26,093	612,249
H. Stuart Campbell	2,168,507	26,993	612,249
Robert V. Dwyer	2,050,870	144,630	612,249
Evan C. Guillemin	2,169,407	26,093	612,249
Luke R. Schmieder	2,050,870	144,630	612,249
John J. Sullivan, Ph.D.	2,051,670	143,830	612,249

The amendment to our 2006 Stock Compensation Plan increasing the authorized number of shares of common stock from 400,000 to 800,000 (the “2006 Stock Compensation Plan Amendment Proposal”) was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

2,100,286	93,187	2,027	612,249

The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2011(the “Ratification of Auditors Proposal”) was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

2,792,327	10,091	5,331	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: September 23, 2010	BY:	/s/ John J. Sullivan, Ph.D.

John J. Sullivan, Ph.D.
Chief Executive Officer, President and Director